ABS Informational and Computational Materials

First Horizon ABS Trust 2007-HE1
$307,000,000 (Approximate) Class A Notes First Tennessee Bank National Association (Sponsor, Seller, Master Servicer and Custodian) First Horizon Asset Securities, Inc. (Depositor) (Guarantor)

FTN Financial

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

STATEMENT REGARDING
FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-137018. Before you invest, you should read the prospectus in that registration statement (which prospectus is referenced in Exhibit A hereto) and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov/Archives/edgar/data/1081915/000093041306008543/0000930413-06-008543-index.htm. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-456-5460, extension 8753.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the related free writing prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

FHABS Home Equity Loan Trust 2007-HE1

To 10% Optional Termination (1)
Class	Approx. Size	Type	Tsy. BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (2)	Expected Ratings (S&P/Moody’s)

A	307,000,000	Flt-PT	1m LIBOR	2.19	07/07-11/12	11/2012	09/2029	AAA/Aaa

To Maturity
Class	Approx. Size	Type	Tsy. BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (2)	Expected Ratings (S&P/Moody’s)

A	307,000,000	Flt-PT	1m LIBOR	2.31	07/07-04/16	04/2016	09/2029	AAA/Aaa

Prepayment Rate / Draw Rate

HELOCs 40% CPR / 10% Draw

(1)
The Master Servicer may exercise its right to purchase the mortgage loans on any Payment Date on or after the first Payment Date on which the principal balance of the Class A Notes declines to 10% or less of the principal balance of the Class A Notes as of the Closing Date.

(2)	The Stated Final Maturity Date with respect to the Class A Notes is the date on which the Insurer guarantees payment equal to the aggregate outstanding Class A Note principal balance.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Weighted Average Life1 and Maturity
Sensitivity of the Class A Notes to Payments and Draws

Class A

(Assumes 10.0% Optional Termination)

Prepayment Speeds (expressed as %CPR for HELOCs)

	PERCENT (%) CPR
	20%		30%		40%		45%		50%
Consumer Draw Rate	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window
0%	3.87	07/07-01/17	2.48	07/07-09/13	1.75	07/07-11/11	1.50	07/07-02/11	1.30	07/07-10/10
5%	4.42	07/07-03/17	2.82	07/07-04/14	1.95	07/07-05/12	1.64	07/07-06/11	1.41	07/07-01/11
10%	5.08	07/07-02/17	3.23	07/07-10/14	2.19	07/07-11/12	1.82	07/07-11/11	1.54	07/07-05/11
20%	6.94	07/07-08/16	4.32	07/07-03/15	2.84	07/07-09/13	2.33	07/07-11/12	1.91	07/07-03/12
30%	6.00	07/07-12/14	6.11	07/07-02/15	3.86	07/07-03/14	3.11	07/07-08/13	2.51	07/07-02/13

(1)
The weighted average life of the Class A Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the original Class A Note Principal Balance.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Weighted Average Life1 and Maturity
Sensitivity of the Class A Notes to Payments and Draws (continued)

Class A

(Assumes No Optional Termination)

Prepayment Speeds (expressed as %CPR for HELOCs)

	PERCENT (%) CPR
	20%		30%		40%		45%		50%
Consumer Draw Rate	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window
0%	4.12	07/07-06/24	2.70	07/07-11/20	1.91	07/07-07/17	1.64	07/07-03/16	1.42	07/07-01/15
5%	4.57	07/07-09/20	2.99	07/07-07/18	2.09	07/07-10/16	1.78	07/07-12/15	1.53	07/07-02/15
10%	5.16	07/07-12/18	3.35	07/07-06/17	2.31	07/07-04/16	1.95	07/07-09/15	1.66	07/07-01/15
20%	6.96	07/07-02/17	4.37	07/07-03/16	2.92	07/07-07/15	2.42	07/07-03/15	2.02	07/07-10/14
30%	6.01	07/07-04/15	6.13	07/07-06/15	3.90	07/07-12/14	3.16	07/07-10/14	2.58	07/07-07/14

(1)
The weighted average life of the Class A Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the original Class A Note Principal Balance.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Trust:	First Horizon ABS Trust 2007-HE1
Depositor:	First Horizon Asset Securities, Inc.
Seller and Master Servicer:	First Tennessee Bank National Association
Indenture Trustee:	The Bank of New York
Owner Trustee:	Wilmington Trust Company
Surety Provider:	Financial Security Assurance Inc. (“FSA” or the “Insurer”)
Note Ratings:	S&P and Moody’s
Sole Manager:	FTN Financial
Expected Pricing Date:	The week of June 18, 2007
Expected Closing Date:	On or about June 28, 2007
Payment Date:	25th of each month, or the next succeeding Business Day (First Payment Date: July 25, 2007)
Cut-Off Date:	June 1, 2007
Delay Days:	0 days
Day Count:	Actual/360
Interest Accrual:	Accrues from the last Payment Date (or the Closing Date in the case of the first Payment Date) through the day preceding the current Payment Date.
Class A Note Rate:	The lesser of (x) 1 Month LIBOR + __% (the “Class A Formula Rate”), (y) the Available Funds Rate, and (z) 18.00%.
Due Period:	The calendar month immediately preceding the month in which the current Payment Date occurs.
Credit Enhancement:	Excess spread. Approximate excess spread at issue is [1.676%], using 30/360.
1.60% overcollateralization target.
FSA will unconditionally guarantee timely payments of interest on the Class A Notes and payments of principal as described below (“Guaranteed Principal Distribution Amount”).
Optional Termination:
The Master Servicer may exercise its right to purchase the mortgage loans on any Payment Date on or after which the principal balance of the Class A Notes declines to 10% or less of the principal balance of the Class A Notes as of the Closing Date.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Termination of Trust:
The Trust shall terminate upon notice to the Indenture Trustee of the later of (A) payment in full of all amounts owing on the Class A Notes and to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last mortgage loan remaining in the Trust; (ii) the optional purchase by the Master Servicer of the mortgage loans as described above and (iii) the Payment Date in September 2029.

Clearing:	DTC
Denomination:	Minimum $25,000; increments of $1,000.
SMMEA Eligibility:	The Class A Notes will not be SMMEA eligible.
ERISA Eligibility:	The Class A Notes are expected to be ERISA eligible.
Tax Structure:	Debt for Federal income tax purposes.
Servicing Advances:	All reasonable and customary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of
(i) the preservation, restoration and protection of the mortgaged property,
(ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, and
(iv) compliance with various other obligations as specified in the Sale and Servicing Agreement.
The Master Servicer will not advance delinquent payments of principal and interest.
Interest Distributions:	Interest collections (net of the servicing fee) allocable to the Class A Notes will be distributed in the following priority:
(1) to pay the Indenture Trustee fee;
(2) to pay the Insurer premium;
(3) to pay accrued and overdue accrued interest on the Class A Notes at the Class A Note Rate;
(4) to cover any Investor Charge-Off Amounts;
(5) to reimburse the Insurer for prior draws made from the Policy;
(6) to build overcollateralization up to the required level;
(7) as payment for any other amounts owed to the Insurer;
(8) to pay the Class A LIBOR Interest Carryover; and

(9)       to pay the Master Servicer or other person entitled thereto, any unpaid expenses or indemnities to which the Master Servicer or such other person is entitled under the Sale and Servicing Agreement (including without limitation any unpaid Indenture Trustee and Owner Trustee expenses and indemnities); and

(10) to pay the remainder to the owner of the transferor interest.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Available Funds Rate:
The Available Funds Rate for any Payment Date is equal to the product of (i) the average of the mortgage loan rates (adjusted to an actual/360 basis), minus the servicing fee rate (adjusted to an actual/360 basis), the rate at which the indenture trustee’s fees are calculated, the rate at which the premium on the Policy is calculated and 25 basis points, for each mortgage loan, weighted on the basis of the related principal balance of each mortgage loan at the beginning of the related Due Period, multiplied by (ii) a fraction the numerator of which is the Invested Amount for the previous Payment Date and the denominator of which is the Class A Note principal balance after taking into account all payments of principal on such previous Payment Date.

Distributable Excess Spread:
The interest collections on the mortgage loans that are allocated to the Class A Notes are expected to exceed the amount of interest due and payable on the Class A Notes. Beginning in October 2007, a portion of this excess will be applied as payments of principal on the Class A Notes. This will result in a limited acceleration of principal payments on the Class A Notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the Class A Notes (the amount of such overcollateralization, the “overcollateralization amount”). Once the required level of overcollateralization is reached, the application of the excess payments will cease, until it is again needed to maintain the required level of overcollateralization.

Overcollateralization Release:
Beginning with the Payment Date in January 2010, the overcollateralization amount is allowed to step down subject to delinquency, cumulative loss, and excess spread tests, and subject to the current pool principal balance being equal to or less than 50% of the pool principal balance as of the cutoff date. If these tests are satisfied, the overcollateralization requirement after the Payment Date in December 2009 will equal the sum of (i) the greater of: (A) 3.20% of the current pool principal balance; and (B) 0.50% of the Cut-Off Date pool principal balance, and (ii) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent, in foreclosure, REO property or in bankruptcy.
At any time the excess of the overcollateralization amount over the required overcollateralization amount (such excess, the “excess overcollateralization amount”) will reduce the amount of principal collections distributed on a Payment Date and will be released from the trust.

Revolving Period:	Begins on the first Payment Date and ends on the earlier of the Payment Date in June 2012 or the occurrence of a Rapid Amortization Event.
Rapid Amortization Period:	Begins on the earlier of Payment Date in July 2012 or the occurrence of a Rapid Amortization Event.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Principal Collections Distributed to Noteholders:
On each Payment Date during the Revolving Period, holders of the Class A Notes will receive aggregate principal collections on the mortgage loans during the related Due Period less aggregate draws on such mortgage loans during such period.

On each Payment Date during the Rapid Amortization Period, holders of the Class A Notes will receive 100% of the principal collections on the mortgage loans during the related Due Period until the Class A Notes are paid in full.

Guaranteed Principal Distribution Amount:
With respect to any Payment Date other than the Payment Date in September 2029, FSA will guarantee a payment equal to the amount, if any, by which the Class A Note principal balance (after giving effect to the payment of principal on such Payment Date) exceeds the Invested Amount for that Payment Date. With respect to the Payment Date in September 2029, FSA will guarantee a payment equal to the outstanding Class A Note principal balance (after giving effect to the payment of principal on such Payment Date).

Invested Amount:
With respect to any Payment Date is the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts paid on the Class A Notes (before taking into account Overcollateralization Reduction Amounts) up to and including the related Payment Date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such Payment Date. The Invested Amount on the Closing Date will be approximately $309,616,335.

Investor Principal Distributions Amount:
For each Payment Date through the Payment Date in June 2012, unless a Rapid Amortization Event has occurred and is continuing, is equal to all principal collections received during the related Due Period minus the amount of all additional balances drawn under the mortgage loans during the related Due Period (but not less than zero); and on each Payment Date after the Payment Date in June 2012 or if a Rapid Amortization Event has previously occurred and is continuing, is equal to all Principal Collections received during the related Due Period. In each case such amount will be reduced by the Overcollateralization Reduction Amount.

Overcollateralization Reduction Amount:
The lesser of the excess overcollateralization amount for such Payment Date and the Investor Principal Distribution Amount for such Payment Date (before taking into account the Overcollateralization Reduction Amount).

Investor Charge-Off Amount:	The Floating Allocation Percentage of the amount of the principal balance that has been written down.
Floating Allocation Percentage:
With respect to any Payment Date is the percentage equivalent of a fraction with a numerator of the Invested Amount for the previous Payment Date (or the Closing Date, in the case of the first Payment Date) and a denominator equal to the Pool Balance at the beginning of the Due Period related to the current Payment Date (or as of the Cut-Off Date, in the case of the first Payment Date).

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Rapid Amortization Event:
(i)        Class A interest collections or principal collections for any Payment Date are not enough to make any payment of principal or interest in each case that is due on the Class A Notes, and such failure continues for a period of five Business Days;

(ii) the occurrence of certain events of insolvency by any of the Trust, the Depositor, or the Master Servicer;
(iii) the Trust becomes subject to the Investment Company Act of 1940;

(iv)      failure on the part of the Trust, the Depositor, the Seller or the Master Servicer to perform any of its other material obligations under the Sale and Servicing Agreement, the Trust Agreement or the Indenture;

(v) draws under the policy exceeding 1.00% of the Cut-Off Date principal balance.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Loss, Delinquency and Foreclosure Experience of the Master Servicer’s Portfolio of HELOCs

	As of 3-31-2007		As of 12-31-2006
	Principal	Percentage (1)	Principal	Percentage (1)
	Balance		Balance
Portfolio	$6,210,650,955		$6,414,189,852
Delinquencies
30-59 days	$33,776,468	0.54%	$37,847,035	0.59%
60-89 days	$11,873,618	0.19%	$15,673,521	0.24%
90-119 days	$7,825,607	0.13%	$8,722,891	0.14%
120 plus	$20,295,082	0.33%	$17,163,678	0.27%
Total Delinquency	$73,770,774	1.19%	$79,407,125	1.24%

Gross Charge-offs (2)	$11,327,837	0.18%	$24,304,859	0.38%
Recoveries (3)	$808,592	0.01%	$4,092,291	0.06%
Net Charge-offs (4)	$10,519,245	0.17%	$20,212,568	0.32%

	As of 12-31-2005		As of 12-31-2004
	Principal	Percentage (1)	Principal	Percentage (1)
	Balance		Balance
Portfolio	$7,233,808,626		$7,237,310,459
Delinquencies
30-59 days	$29,481,861	0.41%	$13,518,508	0.19%
60-89 days	$7,592,424	0.10%	$4,431,933	0.06%
90-119 days	$5,405,205	0.07%	$2,879,203	0.04%
120 plus	$11,814,500	0.16%	$5,618,546	0.08%
Total Delinquency	$54,293,990	0.75%	$26,448,189	0.37%

Gross Charge-offs (2)	$13,349,480	0.18%	$11,048,507	0.15%
Recoveries (3)	$2,376,781	0.03%	$1,635,663	0.02%
Net Charge-offs (4)	$10,972,699	0.15%	$9,412,844	0.13%

(1) “Delinquencies as a Percentage of Loans Outstanding” is based on the number of payments contractually past due, excluding loans in foreclosure. Delinquency categories include accounts on non-accrual and accounts with respect to which the related borrower has declared bankruptcy.
(2) “Gross Charge-Offs” includes credit, bankruptcy and fraud amounts which have been determined to be uncollectible for each calendar year or year to date for 3/31/07.
(3) “Recoveries” include credit, bankruptcy and fraud recoveries from liquidation proceeds and deficiency judgments.
(4) “Net Charge-Offs” represents “Gross Charge-offs” minus “Recoveries.”

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Summary

		Range
Total Number of Loans	3,669
Total Outstanding Loan Balance	$309,616,335	$50 to $1,129,580
Total Credit Limit	$479,510,895	$5,400 to $1,500,000
Average Loan Balance	$84,387
Average Credit Limit	$130,693
Credit Limit Utilization Rate	64.57%	0.11% to 100.93%
Current WA Coupon	7.752%	6.250% to 12.250%
WA Margin	(0.498)%	(2.000)% to 4.000%
WA Maximum Rate	20.992%	18.000% to 21.000%
WA Seasoning (months)	16	1 to 40
WA Remaining Term (months)	224	200 to 266
WA Remaining Draw Term (months)	86	20 to 119
WA CLTV	74.46%	8.40% to 100.00%
WA Current FICO	748	620 to 818
Lien Position (% first / % junior)	8.52% /91.48%
Top 5 States	CA 35.22%
	WA 7.54%
	VA 5.36%
	MD 5.00%
	AZ 4.70%

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Loan Program
Loan Program	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
5/15	1,253	$93,361,830.44	30.15%	$74,510.64	7.946%	(0.304)%	222	18	75.63%	748
5/20	11	347,950.23	0.11	31,631.84	8.117	(0.133)	263	37	89.24	753
10/10	2,404	215,807,076.30	69.70	89,770.00	7.667	(0.583)	225	15	73.95	748
10/15	1	99,477.72	0.03	99,477.72	8.000	(0.250)	266	34	32.10	785
Total:	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Current Principal Balance
Current Principal Balance ($)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
Less than 20,001	521	$6,361,580.09	2.05%	$12,210.33	8.344%	0.094%	224	16	75.54%	754
20,001 - 40,000	711	20,983,530.60	6.78	29,512.70	8.126	(0.124)	224	16	73.92	751
40,001 - 60,000	592	29,205,709.42	9.43	49,333.97	7.911	(0.339)	224	16	73.65	752
60,001 - 80,000	416	28,943,001.55	9.35	69,574.52	7.819	(0.431)	223	17	73.76	752
80,001 - 100,000	396	36,280,606.74	11.72	91,617.69	7.766	(0.484)	223	17	72.70	749
100,001 - 125,000	283	31,665,168.76	10.23	111,891.06	7.757	(0.493)	223	17	75.16	748
125,001 - 150,000	219	30,479,609.06	9.84	139,176.30	7.674	(0.576)	223	17	75.94	748
150,001 - 175,000	134	21,719,805.66	7.02	162,088.10	7.751	(0.499)	224	16	77.16	745
175,001 - 200,000	110	20,626,915.91	6.66	187,517.42	7.597	(0.653)	223	17	78.07	748
200,001 - 225,000	84	17,890,688.16	5.78	212,984.38	7.619	(0.631)	223	17	77.60	747
225,001 - 250,000	85	20,471,242.35	6.61	240,838.15	7.587	(0.663)	224	16	71.11	741
250,001 - 275,000	23	6,010,294.41	1.94	261,317.15	7.520	(0.730)	224	16	70.98	757
275,001 - 300,000	11	3,162,381.85	1.02	287,489.26	7.465	(0.785)	225	15	71.95	748
300,001 - 400,000	48	16,699,906.70	5.39	347,914.72	7.535	(0.715)	227	13	75.26	753
400,001 - 500,000	25	11,423,560.85	3.69	456,942.43	7.680	(0.570)	226	14	72.83	739
500,001 - 600,000	5	2,704,762.66	0.87	540,952.53	7.667	(0.583)	229	11	61.57	743
600,001 - 700,000	2	1,235,484.59	0.40	617,742.30	7.925	(0.325)	222	18	78.00	716
700,001 - 800,000	1	750,000.00	0.24	750,000.00	7.375	(0.875)	236	4	78.69	734
800,001 - 900,000	1	872,401.63	0.28	872,401.63	6.875	(1.375)	233	7	74.45	720
Greater than 1,000,000	2	2,129,683.70	0.69	1,064,841.85	7.837	(0.413)	220	20	67.24	766
Total:	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Credit Limit
Credit Limit ($)	Number of Loans	Current Outstanding	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
Less than 20,001	112	$1,167,236.52	0.38%	$10,421.75	9.093%	0.843%	225	15	80.95%	723
20,001 - 40,000	372	7,709,778.44	2.49	20,725.21	8.476	0.226	225	15	79.66	732
40,001 - 60,000	530	17,762,463.70	5.74	33,514.08	8.062	(0.188)	225	15	74.33	744
60,001 - 80,000	375	17,984,386.13	5.81	47,958.36	7.989	(0.261)	223	17	76.59	745
80,001 - 100,000	553	34,423,346.18	11.12	62,248.37	7.883	(0.367)	223	17	72.36	748
100,001 - 125,000	274	22,365,621.36	7.22	81,626.36	7.825	(0.425)	225	15	76.89	743
125,001 - 150,000	411	38,929,392.83	12.57	94,718.72	7.710	(0.540)	222	18	74.81	751
150,001 - 175,000	160	17,570,720.69	5.67	109,817.00	7.767	(0.483)	223	17	77.56	750
175,001 - 200,000	213	25,418,568.26	8.21	119,336.00	7.649	(0.601)	223	17	75.53	749
200,001 - 225,000	111	16,339,346.02	5.28	147,201.32	7.676	(0.574)	223	17	79.83	749
225,001 - 250,000	327	50,125,185.59	16.19	153,288.03	7.584	(0.666)	223	17	72.01	748
250,001 - 275,000	17	2,893,622.05	0.93	170,213.06	7.725	(0.525)	228	12	80.83	734
275,001 - 300,000	32	4,983,709.45	1.61	155,740.92	7.596	(0.654)	226	14	75.93	751
300,001 - 400,000	93	21,763,354.07	7.03	234,014.56	7.592	(0.658)	224	16	73.37	759
400,001 - 500,000	70	20,638,479.41	6.67	294,835.42	7.611	(0.639)	227	13	70.25	748
500,001 - 600,000	5	1,766,194.69	0.57	353,238.94	7.906	(0.344)	223	17	75.52	736
600,001 - 700,000	6	2,086,180.87	0.67	347,696.81	7.265	(0.985)	228	12	66.17	760
700,001 - 800,000	3	1,705,718.31	0.55	568,572.77	7.304	(0.946)	232	8	74.08	749
800,001 - 900,000	1	872,401.63	0.28	872,401.63	6.875	(1.375)	233	7	74.45	720
900,001 - 1,000,000	2	1,532,286.28	0.49	766,143.14	8.326	0.076	217	23	64.31	761
Greater than 1,000,000	2	1,578,342.21	0.51	789,171.11	7.250	(1.000)	226	14	67.64	782
Total:	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Credit Line Utilization Rate
Utilization Rate (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
0.00 - 9.99	25	$199,701.19	0.06%	$7,988.05	7.918%	(0.332)%	219	21	71.73%	753
10.00 - 19.99	251	6,128,640.59	1.98	24,416.89	7.817	(0.433)	222	18	68.56	770
20.00 - 29.99	316	10,424,817.38	3.37	32,989.93	7.801	(0.449)	223	17	69.64	769
30.00 - 39.99	269	12,628,491.89	4.08	46,946.07	7.783	(0.467)	223	18	72.33	762
40.00 - 49.99	321	19,121,007.05	6.18	59,567.00	7.684	(0.566)	224	16	70.05	762
50.00 - 59.99	336	23,856,060.15	7.71	71,000.18	7.661	(0.589)	223	17	70.24	761
60.00 - 69.99	333	27,610,539.56	8.92	82,914.53	7.678	(0.572)	224	16	72.38	756
70.00 - 79.99	299	29,597,410.30	9.56	98,987.99	7.698	(0.552)	224	17	73.25	755
80.00 - 89.99	385	40,860,351.50	13.20	106,130.78	7.761	(0.489)	224	16	75.72	755
90.00 - 99.99	998	119,382,210.67	38.56	119,621.45	7.766	(0.484)	224	16	77.05	736
100.00 - 101.99	136	19,807,104.41	6.40	145,640.47	7.937	(0.313)	226	14	76.02	733
Total:	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Gross Coupon
Gross Coupon (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
6.001 - 6.500	4	$841,534.23	0.27%	$210,383.56	6.322%	(1.928)%	227	13	41.44%	789
6.501 - 7.000	154	22,216,092.00	7.18	144,260.34	6.895	(1.355)	231	9	65.84	756
7.001 - 7.500	727	89,284,864.53	28.84	122,812.74	7.363	(0.887)	223	17	74.20	750
7.501 - 8.000	1869	150,076,224.72	48.47	80,297.61	7.852	(0.398)	224	17	74.27	751
8.001 - 8.500	570	33,088,198.86	10.69	58,049.47	8.276	0.026	224	16	77.73	741
8.501 - 9.000	120	5,429,280.15	1.75	45,244.00	8.818	0.568	224	16	84.38	734
9.001 - 9.500	119	4,660,667.78	1.51	39,165.28	9.309	1.059	220	20	83.82	713
9.501 - 10.000	63	2,315,645.74	0.75	36,756.28	9.846	1.596	219	21	88.34	692
10.001 - 10.500	34	1,237,792.28	0.40	36,405.66	10.250	2.000	219	21	93.26	687
10.501 - 11.000	6	422,967.63	0.14	70,494.61	10.869	2.619	215	25	93.91	677
11.501 - 12.000	1	13,580.28	0.00	13,580.28	11.950	3.700	218	22	89.90	628
12.001 - 12.500	2	29,486.49	0.01	14,743.25	12.250	4.000	218	22	91.01	660
Total:	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Gross Margin
Gross Margin (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
(2.499) - (2.000)	1	$599,903.14	0.19%	$599,903.14	6.250%	(2.000)%	226	14	46.26%	790
(1.999) - (1.500)	74	9,059,126.63	2.93	122,420.63	6.741	(1.509)	231	9	62.40	766
(1.499) - (1.000)	329	44,345,301.52	14.32	134,788.15	7.170	(1.080)	226	14	71.65	750
(0.999) - (0.500)	1,173	120,451,817.58	38.90	102,686.97	7.559	(0.691)	223	17	74.82	751
(0.499) - 0.000	1,637	113,377,099.24	36.62	69,259.07	8.026	(0.224)	224	16	74.94	748
0.001 - 0.500	189	10,957,702.64	3.54	57,977.26	8.540	0.290	220	20	75.67	733
0.501 - 1.000	115	5,322,523.04	1.72	46,282.81	9.136	0.886	223	17	85.29	724
1.001 - 1.500	74	2,572,137.89	0.83	34,758.62	9.574	1.324	219	21	86.44	711
1.501 - 2.000	61	2,251,358.90	0.73	36,907.52	10.082	1.832	220	20	92.44	685
2.001 - 2.500	7	213,329.71	0.07	30,475.67	10.391	2.141	218	22	79.14	647
2.501 - 3.000	6	422,967.63	0.14	70,494.61	10.869	2.619	215	25	93.91	677
3.501 - 4.000	3	43,066.77	0.01	14,355.59	12.155	3.905	218	22	90.66	650
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Maximun Loan Rate
Maximum Loan Rate (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
18.000	19	$832,722.63	0.27%	$43,827.51	7.906%	(0.344)%	247	25	73.13%	760
21.000	3,650	308,783,612.06	99.73	84,598.25	7.751	(0.499)	224	16	74.46	748
Total:	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Occupancy Type
Occupancy Type	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
Primary Residence	3,573	$300,760,786.22	97.14%	$84,175.98	7.748%	(0.502)%	224	16	74.54%	748
Second Residence	64	6,225,270.51	2.01	97,269.85	7.947	(0.303)	225	15	72.70	745
Investor Property	32	2,630,277.96	0.85	82,196.19	7.758	(0.492)	228	12	68.84	746
Total:	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Loan Purpose
Loan Purpose	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
Purchase	271	$14,657,462.99	4.73%	$54,086.58	8.201%	(0.049)%	225	15	81.73%	750
Rate/Term Refinance	122	10,010,191.41	3.23	82,050.75	7.745	(0.505)	223	18	76.24	766
Cash Out Refinance	3,276	284,948,680.29	92.03	86,980.67	7.729	(0.521)	224	16	74.02	748
Total:	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Lien Position
Lien Position	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
1st Lien	221	$26,394,389.62	8.52%	$119,431.63	7.664%	(0.586)%	221	20	62.70%	749
2nd Lien	3,448	283,221,945.07	91.48	82,140.94	7.760	(0.490)	224	16	75.55	748
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Appraisal Type
Appraisal Type	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
1004 (full appraisal)	1,294	$123,899,700.38	40.02%	$95,749.38	7.816%	(0.434)%	226	14	76.29%	747
2055 Exterior	301	25,862,211.99	8.35	85,920.97	7.799	(0.451)	224	16	75.17	752
2055 Interior/Exterior	321	21,420,402.74	6.92	66,730.23	8.094	(0.156)	216	24	74.93	747
AVM	1,753	138,434,019.58	44.71	78,969.78	7.633	(0.617)	223	17	72.62	749
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Documentation Type
Documentation Type	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
Full/Alt Doc	2,184	$175,692,700.27	56.75%	$80,445.38	7.816%	(0.434)%	224	16	75.03%	748
Stated Income	1,451	132,081,033.90	42.66	91,027.59	7.664	(0.586)	224	16	73.68	748
SISA	30	1,372,833.03	0.44	45,761.10	8.092	(0.158)	233	7	77.53	747
NINA	2	187,964.86	0.06	93,982.43	7.411	(0.839)	208	32	84.94	750
NINAE	2	281,802.63	0.09	140,901.32	7.577	(0.673)	224	16	62.27	736
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Origination Channel
Origination Channel	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
Correspondent	19	$1,102,436.44	0.36%	$58,022.97	8.598%	0.348%	228	31	88.72%	724
Retail	3,396	288,884,753.13	93.30	85,066.18	7.713	(0.537)	224	16	74.35	749
Wholesale	254	19,629,145.12	6.34	77,280.10	8.280	0.030	220	20	75.25	745
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Origination Year
Origination Year	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
2004	329	$27,565,407.03	8.90%	$83,785.43	7.798%	(0.452)%	210	31	76.85%	747
2005	1,393	108,761,723.13	35.13	78,077.33	7.845	(0.405)	217	23	76.08	747
2006	1,861	166,074,536.27	53.64	89,239.41	7.692	(0.558)	230	10	73.01	749
2007	86	7,214,668.26	2.33	83,891.49	7.551	(0.699)	236	4	74.18	755
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Remaining Draw Term
Remaining Draw Term (Months)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
0 - 20	1	$13,247.49	0.00%	$13,247.49	8.000%	(0.250)%	200	40	80.30%	798
21 - 40	604	42,926,359.71	13.86	71,070.13	7.946	(0.304)	214	26	77.34	743
41 - 60	659	50,770,173.47	16.40	77,041.23	7.947	(0.303)	229	11	74.27	753
81 - 100	853	75,387,964.27	24.35	88,379.79	7.781	(0.469)	215	25	76.23	748
101-120	1,552	140,518,589.75	45.38	90,540.33	7.606	(0.644)	229	11	72.70	748
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Remaining Term
Remaining Term (Months)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
Less than 217	839	$73,748,296.40	23.82%	$87,900.23	7.791%	(0.459)%	212	28	76.79%	747
217 - 228	1,631	131,571,932.37	42.50	80,669.49	7.809	(0.441)	223	17	74.03	749
229 - 240	1,187	103,848,677.97	33.54	87,488.36	7.650	(0.600)	232	8	73.33	748
261 - 280	12	447,427.95	0.14	37,285.66	8.091	(0.159)	263	37	76.54	760
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Property Type Distribution
Property Type	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
Single Family	3,020	$258,644,239.70	83.54%	$85,643.79	7.734%	(0.516)%	224	16	74.04%	749
Planned Unit Development	461	37,648,365.60	12.16	81,666.74	7.862	(0.388)	224	16	76.82	745
Condominium	170	11,688,476.79	3.78	68,755.75	7.817	(0.433)	225	15	77.25	745
Two-Four Family	17	1,505,297.04	0.49	88,546.88	7.542	(0.708)	227	13	64.29	713
Townhome	1	129,955.56	0.04	129,955.56	8.000	(0.250)	208	32	89.90	728
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

Original CLTV
Original CLTV (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
50.00 and Below	356	$26,009,529.97	8.40%	$73,060.48	7.691%	(0.559)%	225	16	39.90%	757
50.01 - 55.00	128	10,214,127.11	3.30	79,797.87	7.462	(0.788)	225	15	52.49	755
55.01 - 60.00	160	14,974,925.13	4.84	93,593.28	7.559	(0.691)	225	15	57.31	752
60.01 - 65.00	181	17,356,603.59	5.61	95,892.84	7.605	(0.645)	225	15	62.66	753
65.01 - 70.00	266	23,722,586.52	7.66	89,182.66	7.689	(0.561)	225	15	67.50	753
70.01 - 75.00	384	36,404,085.88	11.76	94,802.31	7.665	(0.585)	225	15	72.75	750
75.01 - 80.00	864	76,386,190.82	24.67	88,409.94	7.771	(0.479)	224	16	78.83	750
80.01 - 85.00	266	24,419,352.08	7.89	91,802.08	7.704	(0.546)	224	16	82.68	752
85.01 - 90.00	860	62,657,982.79	20.24	72,858.12	7.854	(0.396)	223	17	88.79	740
90.01 - 95.00	106	8,327,547.24	2.69	78,561.77	8.186	(0.064)	222	18	93.45	732
95.01 - 100.00	98	9,143,403.56	2.95	93,300.04	8.218	(0.032)	218	22	98.61	732
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

FICO Score
FICO Score	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
620-649	100	$7,864,532.68	2.54%	$78,645.33	8.061%	(0.189)%	221	19	80.23%	637
650-659	73	6,491,114.39	2.10	88,919.38	7.951	(0.299)	224	16	80.74	655
660-669	77	6,086,323.26	1.97	79,043.16	7.969	(0.281)	224	16	75.87	665
670-679	95	8,278,915.49	2.67	87,146.48	8.112	(0.138)	223	17	73.68	675
680-689	119	9,618,596.91	3.11	80,828.55	7.939	(0.311)	222	18	77.63	684
690-699	145	11,682,731.67	3.77	80,570.56	7.815	(0.435)	222	18	75.83	695
700-709	159	15,160,279.34	4.90	95,347.67	7.784	(0.466)	224	16	74.44	704
710-719	187	16,638,975.14	5.37	88,978.48	7.790	(0.460)	225	15	74.81	715
720-729	186	15,171,547.23	4.90	81,567.46	7.721	(0.529)	224	16	74.37	724
730-739	207	21,002,109.17	6.78	101,459.46	7.720	(0.530)	224	16	77.00	734
740-749	205	15,969,142.22	5.16	77,898.25	7.714	(0.536)	224	16	75.68	744
750-759	255	26,734,650.24	8.63	104,841.77	7.755	(0.495)	225	15	75.40	755
760-769	295	25,829,056.52	8.34	87,556.12	7.696	(0.554)	224	16	75.94	765
770-779	351	30,881,630.66	9.97	87,981.85	7.679	(0.571)	224	16	74.54	775
780-789	369	30,395,065.34	9.82	82,371.45	7.711	(0.539)	224	16	74.79	784
790-799	342	26,666,988.48	8.61	77,973.65	7.593	(0.657)	224	16	69.22	794
800 and above	504	35,144,675.95	11.35	69,731.50	7.728	(0.522)	222	18	70.22	807
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Geographic Distribution
Geographic Distribution	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (months)	Age (months)	CLTV	FICO
Alabama	3	$170,142.65	0.05%	$56,714.22	7.440%	(0.810)%	218	22	67.93%	745
Arizona	181	14,543,006.76	4.70	80,348.10	7.829	(0.421)	225	15	76.16	752
Arkansas	11	444,520.44	0.14	40,410.95	8.063	(0.187)	227	13	82.44	718
California	908	109,054,878.56	35.22	120,104.49	7.514	(0.736)	224	16	71.69	751
Colorado	73	4,941,961.65	1.60	67,698.10	7.917	(0.333)	226	15	73.04	757
Connecticut	33	2,079,714.95	0.67	63,021.67	7.718	(0.532)	221	19	74.83	749
Delaware	33	1,812,662.83	0.59	54,929.18	7.967	(0.283)	226	14	72.57	742
District of Columbia	5	616,490.82	0.20	123,298.16	8.475	0.225	226	14	86.38	741
Florida	158	12,664,295.21	4.09	80,153.77	7.823	(0.427)	223	17	77.64	744
Georgia	91	4,953,128.14	1.60	54,429.98	8.001	(0.249)	224	16	82.08	737
Hawaii	32	3,038,411.89	0.98	94,950.37	7.913	(0.337)	226	14	72.19	765
Idaho	67	6,534,090.32	2.11	97,523.74	7.924	(0.326)	225	15	73.86	757
Illinois	64	3,669,286.58	1.19	57,332.60	7.980	(0.270)	222	18	81.65	739
Indiana	49	2,349,999.14	0.76	47,959.17	7.994	(0.256)	226	14	76.56	757
Iowa	4	141,397.38	0.05	35,349.35	8.072	(0.178)	219	23	81.12	717
Kansas	28	1,429,404.43	0.46	51,050.16	7.847	(0.403)	219	21	86.26	744
Kentucky	24	1,525,859.13	0.49	63,577.46	7.815	(0.435)	230	10	77.30	743
Louisiana	5	226,961.26	0.07	45,392.25	9.033	0.783	226	14	88.63	742
Maine	28	1,058,752.45	0.34	37,812.59	8.108	(0.142)	220	20	81.23	740
Maryland	216	15,473,801.30	5.00	71,637.97	7.923	(0.327)	223	17	71.97	742
Massachusetts	111	7,845,538.95	2.53	70,680.53	7.750	(0.500)	222	18	73.14	745
Michigan	76	3,824,630.75	1.24	50,324.09	8.064	(0.186)	222	18	82.74	748
Minnesota	28	2,127,562.82	0.69	75,984.39	7.699	(0.551)	219	21	74.68	766
Mississippi	8	418,864.94	0.14	52,358.12	7.549	(0.701)	218	22	81.16	750
Missouri	59	2,461,081.39	0.79	41,713.24	7.962	(0.288)	220	20	78.59	761
Montana	17	1,460,952.07	0.47	85,938.36	7.807	(0.443)	229	11	74.68	757
Nebraska	7	139,971.40	0.05	19,995.91	8.332	0.082	226	14	70.08	763
Nevada	95	8,903,207.40	2.88	93,717.97	7.842	(0.408)	224	16	73.26	741
New Hampshire	31	2,148,303.07	0.69	69,300.10	7.974	(0.276)	226	14	78.25	759
New Jersey	136	11,083,285.89	3.58	81,494.75	7.810	(0.440)	224	16	71.34	746
New Mexico	29	1,361,419.71	0.44	46,945.51	8.129	(0.121)	221	19	79.07	734
New York	84	7,828,574.88	2.53	93,197.32	7.767	(0.483)	221	19	73.89	738
North Carolina	65	5,495,543.07	1.77	84,546.82	7.834	(0.416)	225	15	76.69	744
North Dakota	1	73,021.94	0.02	73,021.94	8.000	(0.250)	226	14	42.00	803
Ohio	20	1,117,976.23	0.36	55,898.81	7.784	(0.466)	218	22	86.38	770
Oklahoma	9	305,418.65	0.10	33,935.41	7.955	(0.295)	222	18	78.30	751
Oregon	113	8,318,739.69	2.69	73,617.17	8.008	(0.242)	223	17	75.46	741
Pennsylvania	92	5,857,882.26	1.89	63,672.63	7.859	(0.391)	223	17	75.40	748
Rhode Island	36	2,607,924.79	0.84	72,442.36	7.906	(0.344)	221	19	70.75	725
South Carolina	19	888,956.03	0.29	46,787.16	8.911	0.661	219	21	80.43	732
Tennessee	24	1,042,012.91	0.34	43,417.20	8.261	0.011	225	15	78.71	751
Texas	7	385,294.68	0.12	55,042.10	7.691	(0.559)	228	12	69.17	759
Utah	80	6,202,204.97	2.00	77,527.56	7.914	(0.336)	226	14	77.25	741
Virginia	205	16,606,253.07	5.36	81,006.11	7.840	(0.410)	222	19	75.36	743
Washington	279	23,330,974.59	7.54	83,623.56	7.850	(0.400)	225	15	79.44	754
West Virginia	2	67,027.63	0.02	33,513.82	7.343	(0.907)	229	11	67.39	680
Wisconsin	18	755,168.08	0.24	41,953.78	7.756	(0.494)	222	18	77.74	768
Wyoming	5	229,776.94	0.07	45,955.39	8.185	(0.065)	228	12	67.93	741
Total	3,669	$309,616,334.69	100.00%	$84,387.12	7.752%	(0.498)%	224	16	74.46%	748

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).